250 Glen Street Glens Falls, NY 12801
NASDAQ® Symbol: "AROW" Website: arrowfinancial.com Media Contact: Jillian Cutrone Tel: (518) 415-4306 Fax: (518) 745-1976

Arrow Reports Record Net Income of $36.3 Million and 12.6% Loan Growth for 2018

•	Net income for 2018 reached a record high of $36.3 million, up 23.7% year-over-year.

•	Diluted Earnings Per Share (EPS) grew 22.5% to a record $2.50 for the year.

•	Period-end total loan balances reached a new record of $2.2 billion, achieving double-digit growth for the fifth consecutive year.

•	Record highs were also achieved at year-end for total assets and total equity.

•	Profitability, asset quality and capital ratios all remain strong.

GLENS FALLS, N.Y. (January 29, 2019) – Arrow Financial Corporation (NasdaqGS® – AROW) announced operating results for the three- and twelve-month periods ended December 31, 2018. For the fourth quarter of 2018, net income was $8.8 million, an increase of $687 thousand, or 8.5%, from the fourth quarter of 2017. For the year ended December 31, 2018, net income was a record $36.3 million, up 23.7% over net income of $29.3 million for 2017. Diluted EPS was $0.60 for the fourth quarter, up 7.1% from 0.56 from the comparable 2017 quarter, and $2.50 for 2018, up 22.5% from $2.04 in 2017.

Profitability ratios also improved in 2018, as return on average equity (ROE) and return on average assets (ROA) were 13.96% and 1.27%, respectively, for the year, as compared to 12.14% and 1.09%, respectively, for 2017.

Arrow President and CEO Thomas J. Murphy stated, “Arrow’s performance throughout 2018 was solid once again, as demonstrated by steady growth, improving profitability, excellent credit quality and our constant commitment to servicing our customers and their communities. I’m so proud of the impact that our company has had on our shareholders, our customers and the communities we serve. Arrow remains well-positioned heading into 2019, as our team continues to focus on long-term planning and responsible growth.”

Cash and Stock Dividends: On December 14, 2018, the Company distributed a cash dividend of $0.26 per share. This cash dividend reflected a $0.01 per share increase from the $0.25 cash dividend paid in the fourth quarter of 2017. Additionally, a 3% stock dividend was distributed on September 27, 2018. This is the tenth consecutive year the Company declared a stock dividend. The December 14, 2018 cash dividend was 7.1% higher than the cash dividend paid by the Company in the fourth quarter of 2017 when adjusted for the 3% stock dividend. All prior-period per-share data have been adjusted to reflect the September 27, 2018 stock dividend.

The following expands on our fourth quarter and 2018 results:

Loan Growth: At December 31, 2018, total loan balances reached a record high of $2.2 billion, up $245.4 million, or 12.6%, from the prior-year level. This represents the fifth consecutive year of double-digit loan growth. The growth was spread across all three of our major categories: consumer, residential real estate and commercial. The consumer loan portfolio grew by $116.7 million, or 19.4%, over the balance at December 31, 2017, primarily as a result of continued strength in the indirect automobile lending program. The residential real estate loan portfolio increased $80.8 million, or 10.4%, while commercial loans increased $47.9 million, or 8.4%, over the balances at December 31, 2017.

Deposit Growth: At December 31, 2018, total deposit balances reached $2.3 billion, up by $100.5 million, or 4.5%, from the prior-year level. Noninterest-bearing deposits grew by $30.8 million, or 7.0%, during 2018, and represented 20.2% of total deposits at year-end, up from the prior-year level of 19.7%. Higher market rates contributed to increased demand for savings and time deposits; as these balances increased by $123.5 million and $62.7 million, respectively.

Net Interest Income: The Net Interest Margin (NIM) increased to 3.07% for the year ending December 31, 2018, an increase of 0.05% from the 2017 level of 3.02%. The improved NIM, combined with loan growth generated $84.0 million in net interest income in 2018, a $6.4 million, or 8.2%, increase over 2017. NIM was 3.03% for the fourth quarter of 2018, as compared to 3.08% for the same quarter of 2017. For the fourth quarter of 2018, net interest income was $21.7 million, an increase of 6.6% as compared to the fourth quarter of 2017.

Noninterest Income: Noninterest income of $28.9 million for the year ended December 31, 2018 increased by 4.7% when compared to $27.6 million for the year ended December 31, 2017. Income generated from fiduciary activities increased by $838 thousand, or 10%, in 2018. Insurance revenue decreased in 2018 by $724 thousand, but still contributed $7.9 million in noninterest income. Meanwhile, service fee income increased in 2018 by $543 thousand, or 5.7%, over 2017, and all other noninterest income increased by $647 thousand. The increase in total other noninterest income in 2018 was positively impacted by a $213 thousand net gain on the fair value of equity securities. Noninterest income for the three-month period ended December 31, 2018 increased $47 thousand as compared to the fourth quarter of 2017.

Noninterest Expense: Noninterest expense for the year ending December 31, 2018 increased by $2.4 million, or 3.7%, to $65.1 million compared to $62.7 million in 2017. The largest component of noninterest expense is salaries and benefits paid to our employees, which totaled $38.8 million in 2018. Noninterest expense for the three-month period ended December 31, 2018 increased $838 thousand, or 5.2%, as compared to the fourth quarter of 2017.

Provision for Income Taxes: The provision for income taxes for 2018 was $9.0 million compared to $10.5 million for 2017. The effective income tax rates for 2018 and 2017 were 19.9% and 26.4%, respectively, which reflects the impact of the Tax Cuts and Jobs Act of 2017.

Asset Quality: Asset quality remained strong, as evidenced by low levels of nonperforming assets and charge-offs. Net loan losses for the fourth quarter of 2018, expressed as an annualized percentage of average loans outstanding, were 0.08%. Net loan losses for the full year 2018 were 0.05% of average loans outstanding, down one basis point from the 2017 ratio of 0.06%. Nonperforming assets of $6.8 million at December 31, 2018, represented 0.23% of period-end assets, down from 0.28% at December 31, 2017.

The Company's allowance for loan losses was $20.2 million at December 31, 2018, which represented 0.92% of loans outstanding, a decrease of three basis points from the ratio of 0.95% at year-end 2017. This decrease was primarily driven by continued strong asset quality. When expressed as a percentage of nonperforming loans, the allowance for loan loss coverage ratio grew to 365.7% at year-end 2018, compared to 312.4% at year-end 2017.

Capital: Total shareholders’ equity grew to a record of $269.6 million at period-end, an increase of $20.0 million, or 8.0%, above the year-end 2017 balance. The Company's regulatory capital ratios remained strong in 2018. At December 31, 2018, the Company's Common Equity Tier 1 Capital Ratio was 12.89% and Total Risk-Based Capital Ratio was 14.86%. The capital ratios of the Company and both its subsidiary banks continued to significantly exceed the “well capitalized” regulatory standards.

Industry Recognition: Both of the Company's banking subsidiaries maintained their BauerFinancial, Inc. 5-Star Superior Bank rating. Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company have continued to earn this designation for the last 47 and 39 quarters, respectively.

——————

About Arrow: Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. The Company is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Other subsidiaries include North Country Investment Advisers, Inc. and Upstate Agency, LLC.

Non-GAAP Financial Measures Reconciliation: In addition to presenting information in conformity with accounting principles generally accepted in the United States of America (GAAP), this news release contains financial information determined by methods other than GAAP (non-GAAP). The following measures used in this release, which are commonly utilized by financial institutions, have not been specifically exempted by the Securities and Exchange Commission ("SEC") and may constitute "non-GAAP financial measures" within the meaning of the SEC's rules. Certain non-GAAP financial measures include: tangible equity, return on tangible equity, tax-equivalent adjustment and related net interest income, tax-equivalent and the efficiency ratio. Management believes that the non-GAAP financial measures disclosed by the Company from time to time are useful in evaluating the Company's performance and that such information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Non-GAAP financial measures may differ from similar measures presented by other companies. See the reconciliation of GAAP to non-GAAP measures in the section "Selected Quarterly Information."

Safe Harbor Statement: The information contained in this news release may contain statements that are not historical in nature but rather are based on management’s beliefs, assumptions, expectations, estimates and projections about the future. These statements may be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, involving a degree of uncertainty and attendant risk. In the case of all forward-looking statements, actual outcomes and results may differ materially from what the statements predict or forecast, explicitly or by implication. The Company undertakes no obligation to revise or update these forward-looking statements to reflect the occurrence of unanticipated events. This News Release should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and other filings with the Securities and Exchange Commission.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In Thousands, Except Per Share Amounts - Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
INTEREST AND DIVIDEND INCOME
Interest and Fees on Loans	$22,041	$18,509	$81,647	$70,202
Interest on Deposits at Banks	237	106	711	348
Interest and Dividends on Investment Securities:
Fully Taxable	2,454	1,957	8,582	7,884
Exempt from Federal Taxes	1,268	1,563	5,563	6,223
Total Interest and Dividend Income	26,000	22,135	96,503	84,657
INTEREST EXPENSE
Interest-Bearing Checking Accounts	453	422	1,618	1,510
Savings Deposits	1,323	408	3,457	1,371
Time Deposits over $250,000	350	95	1,183	282
Other Time Deposits	509	248	1,420	950
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	15	15	62	44
Federal Home Loan Bank Advances	1,439	433	3,779	2,083
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	254	200	966	766
Total Interest Expense	4,343	1,821	12,485	7,006
NET INTEREST INCOME	21,657	20,314	84,018	77,651
Provision for Loan Losses	646	1,157	2,607	2,736
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	21,011	19,157	81,411	74,915
NONINTEREST INCOME
Income From Fiduciary Activities	2,149	2,133	9,255	8,417
Fees for Other Services to Customers	2,579	2,469	10,134	9,591
Insurance Commissions	1,769	2,186	7,888	8,612
Net (Loss) Gain on Securities	(142)	(458)	213	(448)
Net Gain on Sales of Loans	20	115	135	546
Other Operating Income	424	307	1,324	927
Total Noninterest Income	6,799	6,752	28,949	27,645
NONINTEREST EXPENSE
Salaries and Employee Benefits	9,836	9,937	38,788	37,677
Occupancy Expenses, Net	2,564	2,150	9,787	9,560
FDIC Assessments	223	212	881	891
Other Operating Expense	4,258	3,744	15,599	14,577
Total Noninterest Expense	16,881	16,043	65,055	62,705
INCOME BEFORE PROVISION FOR INCOME TAXES	10,929	9,866	45,305	39,855
Provision for Income Taxes	2,171	1,795	9,026	10,529
NET INCOME	$8,758	$8,071	$36,279	$29,326
Average Shares Outstanding[1]:
Basic	14,451	14,322	14,408	14,310
Diluted	14,514	14,426	14,488	14,406
Per Common Share:
Basic Earnings	$0.61	$0.56	$2.52	$2.05
Diluted Earnings	0.60	0.56	2.50	2.04
[1] Share and per share data have been restated for the September 27, 2018, 3% stock dividend.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (In Thousands, Except Share and Per Share Amounts - Unaudited)

	December 31, 2018	December 31, 2017
ASSETS
Cash and Due From Banks	$56,529	$42,562
Interest-Bearing Deposits at Banks	27,710	30,276
Investment Securities:
Available-for-Sale	317,535	300,200
Held-to-Maturity (Approximate Fair Value of $280,338 at December 31, 2018, and $335,901 at December 31, 2017)	283,476	335,907
Equity Securities	1,774	—
Other Investments	15,506	9,949
Loans	2,196,215	1,950,770
Allowance for Loan Losses	(20,196)	(18,586)
Net Loans	2,176,019	1,932,184
Premises and Equipment, Net	30,446	27,619
Goodwill	21,873	21,873
Other Intangible Assets, Net	1,852	2,289
Other Assets	55,614	57,606
Total Assets	$2,988,334	$2,760,465
LIABILITIES
Noninterest-Bearing Deposits	$472,768	$441,945
Interest-Bearing Checking Accounts	790,781	907,315
Savings Deposits	818,048	694,573
Time Deposits over $250,000	73,583	38,147
Other Time Deposits	190,404	163,136
Total Deposits	2,345,584	2,245,116
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	54,659	64,966
Federal Home Loan Bank Overnight Advances	234,000	105,000
Federal Home Loan Bank Term Advances	45,000	55,000
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	20,000
Other Liabilities	19,507	20,780
Total Liabilities	2,718,750	2,510,862
STOCKHOLDERS’ EQUITY
Preferred Stock, $5 Par Value; 1,000,000 Shares Authorized	—	—
Common Stock, $1 Par Value; 20,000,000 Shares Authorized (19,035,565 Shares Issued at December 31, 2018, and 18,481,301 Shares Issued at December 31, 2017)	19,035	18,481
Additional Paid-in Capital	314,533	290,219
Retained Earnings	29,257	28,818
Unallocated ESOP Shares (5,001 Shares at December 31, 2018, and 9,643 Shares at December 31, 2017)	(100)	(200)
Accumulated Other Comprehensive Loss	(13,810)	(8,514)
Treasury Stock, at Cost (4,558,207 Shares at December 31, 2018, and 4,541,524 Shares at December 31, 2017)	(79,331)	(79,201)
Total Stockholders’ Equity	269,584	249,603
Total Liabilities and Stockholders’ Equity	$2,988,334	$2,760,465

Arrow Financial Corporation Selected Quarterly Information (Dollars In Thousands, Except Per Share Amounts - Unaudited)

Quarter Ended	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Net Income	$8,758	$9,260	$9,730	$8,531	$8,071
Transactions Recorded in Net Income (Net of Tax):
Net Realized Gain (Loss) on Available-for-Sale Securities	16	—	—	—	(278)
Net Unrealized (Loss) Gain on Equity Securities	(106)	85	166	13	—
Tax Benefit from Net Deferred Tax Liability Revaluation	—	—	—	—	1,116

Share and Per Share Data:[1]
Period End Shares Outstanding	14,472	14,441	14,424	14,368	14,348
Basic Average Shares Outstanding	14,451	14,431	14,394	14,354	14,322
Diluted Average Shares Outstanding	14,514	14,520	14,480	14,436	14,426
Basic Earnings Per Share	$0.61	$0.64	$0.68	$0.59	$0.56
Diluted Earnings Per Share	0.60	0.64	0.67	0.59	0.56
Cash Dividend Per Share	0.260	0.252	0.243	0.243	0.243

Selected Quarterly Average Balances:
Interest-Bearing Deposits at Banks	$34,782	$30,522	$28,543	$27,978	$27,047
Investment Securities	637,341	636,847	647,913	642,442	660,043
Loans	2,160,435	2,089,651	2,026,598	1,971,240	1,930,590
Deposits	2,347,231	2,279,709	2,325,202	2,305,736	2,284,206
Other Borrowed Funds	315,172	314,304	219,737	184,613	187,366
Shareholders’ Equity	268,503	263,139	256,358	251,109	247,253
Total Assets	2,954,031	2,879,854	2,823,061	2,763,706	2,744,180
Return on Average Assets, annualized	1.18%	1.28%	1.38%	1.25%	1.17%
Return on Average Equity, annualized	12.94%	13.96%	15.22%	13.78%	12.95%
Return on Average Tangible Equity, annualized [2]	14.20%	15.36%	16.80%	15.24%	14.36%
Average Earning Assets	2,831,438	2,757,020	2,703,054	2,641,660	2,617,680
Average Paying Liabilities	2,189,233	2,110,924	2,100,085	2,050,661	2,029,811
Interest Income	26,000	24,495	23,590	22,418	22,135
Tax-Equivalent Adjustment [3]	376	376	468	491	980
Interest Income, Tax-Equivalent [3]	26,376	24,871	24,058	22,909	23,115
Interest Expense	4,343	3,498	2,628	2,016	1,821
Net Interest Income	21,657	20,997	20,962	20,402	20,314
Net Interest Income, Tax-Equivalent [3]	22,033	21,373	21,430	20,893	21,294
Net Interest Margin, annualized	3.03%	3.02%	3.11%	3.13%	3.08%
Net Interest Margin, Tax-Equivalent, annualized [3]	3.09%	3.08%	3.18%	3.21%	3.23%

Efficiency Ratio Calculation: [4]
Noninterest Expense	$16,881	$16,026	$16,192	$15,955	$16,045
Less: Intangible Asset Amortization	65	65	66	67	69
Net Noninterest Expense	$16,816	$15,961	$16,126	$15,888	$15,976
Net Interest Income, Tax-Equivalent	$22,033	$21,373	$21,430	$20,893	$21,294
Noninterest Income	6,799	7,350	7,911	6,888	6,752
Less: Net (Loss) Gain on Sales of Securities	20	—	—	—	(458)
Less: Net (Loss) Gain on Equity Securities	$(142)	114	223	18	—
Net Gross Income	$28,954	$28,609	$29,118	$27,763	$28,504
Efficiency Ratio	58.08%	55.79%	55.38%	57.23%	56.05%

Period-End Capital Information:
Total Stockholders’ Equity (i.e. Book Value)	$269,584	$264,810	$259,488	$252,734	$249,603
Book Value per Share [1]	18.63	18.34	17.99	17.59	17.40
Goodwill and Other Intangible Assets, net	23,725	23,827	23,933	24,045	24,162
Tangible Book Value per Share [1,2]	16.99	16.69	16.33	15.92	15.71

Capital Ratios:[5]
Tier 1 Leverage Ratio	9.61%	9.67%	9.65%	9.62%	9.49%
Common Equity Tier 1 Capital Ratio	12.89%	12.89%	13.01%	12.97%	12.89%
Tier 1 Risk-Based Capital Ratio	13.87%	13.90%	14.04%	14.03%	13.97%
Total Risk-Based Capital Ratio	14.86%	14.90%	15.06%	15.04%	14.99%

Assets Under Trust Administration & Investment Mgmt	$1,385,752	$1,551,289	$1,479,753	$1,470,191	$1,452,994

Arrow Financial Corporation
Selected Quarterly Information - Continued
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Footnotes:

1.	Share and per share data have been restated for the September 27, 2018, 3% stock dividend.

2.
Non-GAAP Financial Measure Reconciliation: Tangible Book Value, Tangible Equity, and Return on Tangible Equity exclude goodwill and other intangible assets, net from total equity.  These are non-GAAP financial measures which we believe provide investors with information that is useful in understanding our financial performance.

		12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
	Total Stockholders' Equity (GAAP)	$269,584	$264,810	$259,488	$252,734	$249,603
	Less: Goodwill and Other Intangible assets, net	23,725	23,827	23,933	24,045	24,162
	Tangible Equity (Non-GAAP)	$245,859	$240,983	$235,555	$228,689	$225,441

	Period End Shares Outstanding	14,472	14,441	14,424	14,368	14,348
	Tangible Book Value per Share (Non-GAAP)	$16.99	$16.69	$16.33	$15.92	$15.71
	Net Income	8,758	9,260	9,730	8,531	8,071
	Return on Tangible Equity (Net Income/Tangible Equity - Annualized)	14.20%	15.36%	16.80%	15.24%	14.36%

3.
Non-GAAP Financial Measure Reconciliation: Net Interest Margin is the ratio of our annualized tax-equivalent net interest income to average earning assets. This is also a non-GAAP financial measure which we believe provides investors with information that is useful in understanding our financial performance.

		12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
	Interest Income (GAAP)	$26,000	$24,495	$23,590	$22,418	$22,135
	Add: Tax Equivalent Adjustment (Non-GAAP)	376	376	468	491	980
	Interest Income - Tax Equivalent (Non-GAAP)	$26,376	$24,871	$24,058	$22,909	$23,115

	Net Interest Income (GAAP)	$21,657	$20,997	$20,962	$20,402	$20,314
	Add: Tax-Equivalent adjustment (Non-GAAP)	376	376	468	491	980
	Net Interest Income - Tax Equivalent (Non-GAAP)	$22,033	$21,373	$21,430	$20,893	$21,294
	Average Earning Assets	2,831,438	2,757,020	2,703,054	2,641,660	2,617,680
	Net Interest Margin (Non-GAAP)*	3.09%	3.08%	3.18%	3.21%	3.23%

4.
Non-GAAP Financial Measure Reconciliation: Financial Institutions often use the "efficiency ratio", a non-GAAP ratio, as a measure of expense control. We believe the efficiency ratio provides investors with information that is useful in understanding our financial performance. We define our efficiency ratio as the ratio of our noninterest expense to our net gross income (which equals our tax-equivalent net interest income plus noninterest income, as adjusted).

5.
For the current quarter, all of the regulatory capital ratios in the table above, as well as the Total Risk-Weighted Assets and Common Equity Tier 1 Capital amounts listed in the table below, are estimates based on, and calculated in accordance with bank regulatory capital rules. All prior quarters reflect actual results. The December 31, 2018 CET1 ratio listed in the tables (i.e., 12.89%) exceeds the sum of the required minimum CET1 ratio plus the fully phased-in Capital Conservation Buffer (i.e., 7.00%).

		12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
	Total Risk Weighted Assets	2,046,495	1,999,849	1,934,890	1,889,719	1,856,242
	Common Equity Tier 1 Capital	283,913	257,852	259,488	265,066	259,378
	Common Equity Tier 1 Ratio	12.89%	12.89%	13.01%	12.97%	12.89%

     * Quarterly ratios have been annualized

Arrow Financial Corporation Consolidated Financial Information (Dollars in Thousands - Unaudited)

Quarter Ended:	12/31/2018	12/31/2017
Loan Portfolio
Commercial Loans	$136,890	$129,249
Commercial Real Estate Loans	484,562	444,248
Subtotal Commercial Loan Portfolio	621,452	573,497
Consumer Loans	719,510	602,827
Residential Real Estate Loans	855,253	774,446
Total Loans	$2,196,215	$1,950,770
Allowance for Loan Losses
Allowance for Loan Losses, Beginning of Quarter	$20,003	$17,695
Loans Charged-off	(573)	(363)
Recoveries of Loans Previously Charged-off	120	97
Net Loans Charged-off	(453)	(266)
Provision for Loan Losses	646	1,157
Allowance for Loan Losses, End of Quarter	$20,196	$18,586
Nonperforming Assets
Nonaccrual Loans	$4,159	$5,526
Loans Past Due 90 or More Days and Accruing	1,225	319
Loans Restructured and in Compliance with Modified Terms	138	105
Total Nonperforming Loans	5,522	5,950
Repossessed Assets	130	109
Other Real Estate Owned	1,130	1,738
Total Nonperforming Assets	$6,782	$7,797
Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Quarter-to-date Annualized	0.08%	0.05%
Provision for Loan Losses to Average Loans, Quarter-to-date Annualized	0.12%	0.24%
Allowance for Loan Losses to Period-End Loans	0.92%	0.95%
Allowance for Loan Losses to Period-End Nonperforming Loans	365.74%	312.37%
Nonperforming Loans to Period-End Loans	0.25%	0.31%
Nonperforming Assets to Period-End Assets	0.23%	0.28%
Twelve-Month Period Ended:
Allowance for Loan Losses
Allowance for Loan Losses, Beginning of Year	$18,586	$17,012
Loans Charged-off	(1,533)	(1,559)
Recoveries of Loans Previously Charged-off	536	397
Net Loans Charged-off	(997)	(1,162)
Provision for Loan Losses	2,607	2,736
Allowance for Loan Losses, End of Year	$20,196	$18,586
Key Asset Quality Ratios
Net Loans Charged-off to Average Loans	0.05%	0.06%
Provision for Loan Losses to Average Loans	0.13%	0.15%